PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 18 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated April 6, 1998                                         Dated May 14, 1998
                                                                Rule 424(b)(3)
                             LIT 5,000,000,000
                     Morgan Stanley Dean Witter & Co.
                        MEDIUM-TERM NOTES, SERIES E
                       EQUITY LINKED NOTES DUE 2002

                              --------------

               The Equity Linked Notes due 2002 (the "Notes" ) are Medium-Term Notes, Series E of Morgan Stanley Dean Witter & Co. (the "Company" ), as further described herein and in the Prospectus Supplement under "Description of Notes--Fixed Rate Notes" and "--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices." The Notes are being issued in minimum denominations of Italian lire ("LIT ") 50,000,000 and will mature on June 3, 2002 (the "Maturity Date"). The Issue Price of each Note will be LIT 50,000,000 (100% of the principal amount) (the
"Issue Price"), and there will be no payments of interest prior to the maturity of the Notes.

               The Notes will not be redeemable by the Company in whole or in part prior to the Maturity Date other than under the circumstances described under "Description of Notes--Tax Redemption" in the accompanying Prospectus Supplement. The Notes will be issued only in bearer form, which form is further described under "Description of Notes--Forms, Denominations, Exchange and Transfer" in the accompanying Prospectus Supplement. Notes in bearer form will not be exchangeable at any time for Notes in registered form.

               On the Maturity Date, the holder of each Note will receive (i) the par amount of such Note (LIT 50,000,000) ("Par") plus (ii) an amount (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the value of the Dow Jones Euro STOXX 50 (price return) ("DJES50"), as calculated by STOXX Ltd. (the "Underlying Index").

               The Supplemental Redemption Amount payable with respect to each Note at maturity will equal the product of (i) the par amount of such Note and
(ii) the greater of (x) 6% and (y) 78% of the DJES50 Change Percentage. The DJES50 Change Percentage is the amount by which the Final Average Value of the DJES50 differs from the Initial Value of the DJES50, expressed as a percentage of such Initial Value. The Initial Value of the Underlying Index will be the arithmetic average of the values of such Underlying Index on each of the Initial Index Dates (as defined herein). The Final Average Value of each Underlying Index will equal the arithmetic average of the closing values of the Underlying Index on the thirtieth day of each March, June, September and December, commencing June 30, 1998, and ending March 30, 2002 (the "Determination Dates"), except in the case of certain Market Disruption Events.

               For information as to the calculation of the Supplemental Redemption Amount and certain tax consequences to beneficial owners of the Notes, see "Supplemental Redemption Amount," "Final Average Value," "Determination Dates" and "United States Federal Taxation" in this Pricing Supplement.

               The Company will cause the "Supplemental Redemption Amount" to be determined by Morgan Stanley & Co. International Limited (the "Calculation Agent") for The Chase Manhattan Bank, as Trustee under the Senior Debt Indenture.

       An investment in the Notes entails risks not associated with similar investments in a conventional debt security, as described under "Risk Factors" on PS-5 through PS-7 herein.


                        MORGAN STANLEY DEAN WITTER



CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR THE INDIVIDUAL STOCKS UNDERLYING THE DJES50. SPECIFICALLY, THE AGENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES OR INDIVIDUAL STOCKS UNDERLYING THE DJES50 IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "USE OF PROCEEDS AND HEDGING."

Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement.

Principal Amount..............   LIT 5,000,000,000

Maturity Date.................   June 3, 2002.

Interest Rate.................   There will be no periodic payments of
                                 interest. See "Supplemental Redemption
                                 Amount."

Specified Currency............   Italian lire ("LIT")

Price to Public...............   100%

Settlement Date (Original
  Issue Date).................   June 3, 1998

Common Code...................   8751781

ISIN..........................   XS0087517818

Senior Note or Subordinated
  Note........................   Senior

Minimum Denominations.........   LIT 50,000,000

Agent.........................   Morgan Stanley & Co. International Limited

Trustee.......................   The Chase Manhattan Bank

Maturity Redemption Amount....   On the Maturity Date, the holder of each Note
                                 will receive (i) the par amount of such Note
                                 LIT 50,000,000 ("Par") plus (ii) the
                                 Supplemental Redemption Amount.

Supplemental Redemption Amount   The Supplemental Redemption Amount payable
                                 with respect to each Note at maturity will be an amount equal to the product of (i) the par amount of such Note and (ii) the greater of
                                 (x) 6% and (y) 78% of the DJES50 Change
                                 Percentage.  The Supplemental Redemption
                                 Amount is described by the following formula:




             PAR x  MAX  [ 6%, 78% x  (Final Average Value - Initial Value) ]
                         [              ----------------------------------- ]
                         [                         Initial Value            ]



                                 The Company will cause the Calculation Agent to provide written notice to the Trustee at its London office, on which notice the Trustee may conclusively rely, of the Supplemental Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date. See "Discontinuance of Underlying Index; Adjustments to Underlying Index" below.

                                 All percentages resulting from any
                                 calculation with respect to the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .9876545) would be rounded to 9.87655% (or .987655)), and all lira amounts used in or resulting from such calculation will be rounded to the nearest lira with one-half lira being rounded upwards.

DJES50 Change Percentage......   The amount by which (A) the Final Average
                                 Value of the DJES50 differs from (B) the Initial Value of the DJES50, expressed as a percentage of such Initial Value.

Initial Value.................   The arithmetic average of the values of the
                                 Underlying Index at the regular official weekday close of trading on each of the Initial Index Dates

Initial Index Dates...........   The "Initial Index Dates" are (i)
                                 June 2, 1998; and (ii) June 3, 1998,
                                 unless there is a Market Disruption Event on either such date. If a Market
                                 Disruption Event occurs on either June 2 or June 3, 1998, then the next succeeding
                                 Trading Day during which no Market
                                 Disruption Event will have occurred shall be an Initial Index Date in lieu of such date; provided that if a Market Disruption
                                 Event has occurred on each of the five
                                 Trading Days immediately succeeding June 2 or June 3, 1998, as the case may be, then
                                 (i) such fifth succeeding Trading Day will be deemed to be an Initial Index Date, notwithstanding the occurrence of a Market
                                 Disruption Event on such day and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the Underlying Index on such fifth Trading Day in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the commencement of the Market Disruption
                                 Event, using the closing price (or, if
                                 trading in the relevant securities has
                                 been materially suspended or materially
                                 limited, its good faith estimate of the
                                 closing price that would have prevailed
                                 but for such suspension or limitation) on such Trading Day of each security most recently comprising the Underlying Index.

Final Average Value...........   The arithmetic average of the Index Closing
                                 Values of the Underlying Index on each of the Determination Dates, as determined by the Calculation Agent

Index Closing Value...........   As of any Determination Date, the closing
                                 value of the Underlying Index or any
                                 Successor Index (as defined below) at the regular official weekday close of trading on such Determination Date. See "Discontinuance of the Underlying Index; Adjustments to Underlying Index."

                                 References herein to the Underlying Index will be deemed to include any Successor Index to the Underlying Index, unless the context requires otherwise.

Underlying Index..............   The Dow Jones Euro Stoxx 50 ("DJES50")
                                 published by Stoxx Ltd. (as further described herein) and whose primary exchange is the Frankfurt Stock Exchange ("FSE"), or any replacement index as may be chosen by the Determination Agent as provided under
                                 "Discontinuance of Underlying Index;
                                 Adjustments to Underlying Index."

Exchange......................   The FSE or its successors

Underlying Index Publisher....   Stoxx Ltd. or its successors

Trading Day...................   A day on which trading is generally conducted
                                 (i) on the Exchange and (ii) on any exchange on which futures or options contracts related to the Underlying Index are traded, other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, as determined by the Calculation Agent.

Determination Dates...........   The Determination Dates will be the thirtieth
                                 day of each March, June, September and
                                 December, commencing June 30, 1998 and ending
                                 March 30, 2002, and, if any such date is not a Trading Day, the Determination Date shall be the next succeeding Trading Day, unless there is a Market Disruption Event on any such Trading Day. If a Market Disruption
                                 Event occurs on any such Trading Day, such Determination Date will be the immediately succeeding Trading Day during which no Market
                                 Disruption Event will have occurred; provided that if a Market Disruption Event has occurred on each of the five Trading Days immediately succeeding any of the scheduled
                                 Determination Dates, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Determination Date notwithstanding the occurrence of a Market
                                 Disruption Event on such day and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the Underlying Index on such fifth Trading
                                 Day in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the
                                 Underlying Index.

Acceleration of the Notes.....   In case an Event of Default with respect to
                                 any Notes shall have occurred and be
                                 continuing, the amount declared due and
                                 payable upon any acceleration of the Notes will be determined by the Calculation Agent and will be equal to the par amount plus the Supplemental Redemption Amount determined as though each of the Determination Dates scheduled to occur on or after such date of acceleration were the date of acceleration.

Market Disruption Event.......   "Market Disruption Event" means the
                                 occurrence or existence of either of the following events on a Determination Date or on an Initial Index Date as determined by the Calculation Agent:

                                    (i) a suspension, material limitation or absence of trading on the Exchange of stocks then constituting 20% or more, by weight, of the Underlying Index (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of trading on the Exchange; or

                                    (ii) the suspension or material limitation on any major securities market of trading in futures or options contracts related to the Underlying Index (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of trading on such market.

                                 For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index shall be based on a comparison of (x) the portion of the level of the Underlying Index attributable to that security relative to (y) the overall level of the Underlying Index, in each case immediately before that suspension or limitation.

Calculation Agent.............   Morgan Stanley & Co. International Limited
                                 ("MSIL")

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and holders of the Notes.

                                 Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Value or whether a Market Disruption Event has occurred. See "Discontinuance of Underlying Index; Adjustments to Underlying Index" below and "Market Disruption Event" above. MSIL is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculation of the Final Average Value that the Calculation Agent may be required to make prior to its dissemination. MSIL is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Risk Factors..................   An investment in the Notes entails
                                 significant risks not associated with similar investments in a conventional debt security including the following.

                                 Because the Final Average Value will be based upon an average of closing values for the Underlying Index on specified days (the Determination Dates), a significant increase in the Underlying Index as measured on the Determination Date in the final month, or in any earlier month, may be substantially or entirely offset by the values of the Underlying Index on the Determination Dates in other months.

                                 The DJES50 does not reflect the payment of dividends on the stocks underlying it and therefore the yield to maturity of the Notes based on the DJES50 will not produce the same yield as if such underlying stocks were purchased and held for a similar period. Furthermore, an investment in the underlying stocks would, unlike the calculation of the Supplemental Redemption Percentage with respect to the Notes, be affected by any fluctuations in the exchange rate between the ECU, the Euro or other currencies in European countries, as the case may be, and the Italian lire.

                                 There can be no assurance as to how the Notes will trade in the secondary market or whether such market will be liquid or illiquid. It is expected that the secondary market value for the Notes will be affected by the creditworthiness of the Company and by a number of factors, including, but not limited to, the volatility of the Underlying Index, dividend rates on the stocks comprising the Underlying Index, the time remaining to the Determination Dates and to the maturity of the Notes and market interest rates in the United States and Europe. In addition, the Final Average Value depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. The historical experience of the Underlying Index should not be taken as an indication of its future performances during the term of any Note.

                                 The underlying stocks that constitute the DJES50 have been issued by companies in various European countries. Investments in securities indexed to the value of such country's equity securities involve certain risks associated with the securities market in such country, including the risks of volatility in such markets, government intervention in such markets, cross-shareholdings in companies in certain countries, legal requirements concerning public information about companies in European countries that are less exhaustive than similar requirements concerning companies that file reports with the United States Securities and Exchange Commission (the "SEC") and accounting and financial standards that differ from country to country and from those applicable to companies in the United States.

                                 Securities prices in each country are subject to political, economic, financial and social factors in that country that could negatively affect securities markets in such country. Moreover, the economies in such countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

                                 The historical values of the Underlying Index should not be taken as an indication of the future performance of the Underlying Index during the term of the Notes. While the trading prices of the stocks comprising the Underlying Index will determine the value of the Underlying Index, it is impossible to predict whether the value of the Underlying Index will fall or rise. Trading prices of the stocks comprising the Underlying Index will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the such stocks are traded, and by various circumstances that can influence the values of stocks in a specific market segment or of a particular stock.

                                 The policies of the Underlying Index
                                 Publisher concerning additions, deletions and substitutions of the stocks comprising the Underlying Index and the manner in which the Underlying Index Publisher takes account of certain changes affecting such underlying stocks may affect the value of the Underlying Index. The policies of the Underlying Index Publisher with respect to the calculation of the Underlying Index could also affect the value of the Underlying Index. The Underlying Index Publisher may discontinue or suspend calculation or dissemination of the Underlying Index. Any such actions could affect the value of the Notes. See "Underlying Index" and "Discontinuance of Underlying Index; Adjustments to Underlying Index" below.

                                 Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Value or whether a Market Disruption Event has occurred. See "Discontinuance of Underlying Index; Adjustments to Underlying Index" below and "Market Disruption Event" above.

                                 It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in light of their particular circumstances.

                                 Investors should also consider the tax
                                 consequences of investing in the Notes.  See
                                 "United States Federal Taxation" below.

Underlying Index..............   All information regarding the DJES50 set
                                 forth herein, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information. Such information reflects the policies of, and are subject to change by, the publisher of the Underlying Index. Stoxx Ltd. does not have any obligation to continue to publish, and may discontinue publication of, the Underlying
                                 Index.

                                 Dow Jones Euro STOXX 50

                                 The DJES50 is a capitalization-weighted index which measures the composite price performance of stocks of the 50 largest companies (determined on the basis of market capitalization) included in the Dow Jones Euro STOXX, a broad index consisting of companies from those countries in Western Europe which will likely be part of the EMU. Dow Jones Euro STOXX is a subset of Dow Jones STOXX, which seeks to include in its index the largest and most liquid securities in Western Europe. The DJES50, the Dow Jones Euro STOXX and the Dow Jones STOXX are indices created by STOXX Ltd. ("STOXX"), a company jointly founded by Schwizer Borse, SBF- Bourse de Paris, Deutsche Borse and Dow Jones & Company, Inc. ("Dow Jones"). Publication of the DJES50 began on December 31, 1991, based on an initial DJES50 value of 1,000.

                                 The DJES50 is calculated by (i) multiplying the per share price of each stock included in the DJES50 by the number of outstanding shares (and, if the stock is not quoted in euro, then multiplied by the country currency and an exchange factor which reflects the exchange rate between the country currency and the euro (or, prior to January 1, 1999, the ECU)) (ii) calculating the sum of all these products (such sum being hereinafter the "DJES50 Aggregate Market Capitalization") and (iii) dividing the DJES50 Aggregate Market Capitalization by a divisor which represents the DJES50 Aggregate Market Capitalization on the base date of the DJES50 and which can be adjusted to allow changes in the issued share capital of individual underlying stocks (including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits) to be made without distorting the DJES50. Because of such capitalization weighting, movements in share prices of companies with relatively greater market capitalization will have a greater effect on the level of the entire DJES50 than will movements in share prices of companies with relatively smaller market capitalization. In addition, other statistics based on the DJES50 may be found in a variety of publicly available sources.

                                 A current list of the issuers of the DJES50, as of May 14, 1998, is set forth below.

                                                                   Current
    Issuer of Component                    Stock                  Weight in
            Stock                         Exchange                  DJES50
------------------------------  -----------------------------     ---------
ABN-AMRO Hldg NV                Amsterdam Stock Exchange           2.4003%
Aegon NV                        Amsterdam Stock Exchange           2.6017%
Ahold NV                        Amsterdam Stock Exchange           1.0886%
Air Liquide SA                  Paris Bourse                       0.8773%
Akzo Nobel                      Amsterdam Stock Exchange           0.9079%
Alcatel Alsthom SA              Paris Bourse                       2.0130%
Allianz AG                      Frankfurt Stock Exchange           5.1807%
Allied Irish Bank PLC           London Stock Exchange              0.7706%
Assicurazioni Generali S.p.A.   Milan Stock Exchange               2.1553%
AXA-UAP SA                      Amsterdam Stock Exchange           2.6093%
Banco Bilbao Vizcaya SA         SIBE                               2.2418%
Bayer AG                        Frankfurt Stock Exchange           2.1330%
Carrefour                       Paris Bourse                       1.4426%
Credito Italiano S.p.A.         Milan Stock Exchange               1.0757%
Daimler-Benz AG                 Frankfurt Stock Exchange           3.5707%
Deutsche Telecom                Frankfurt Stock Exchange           4.3545%
Lufthansa                       Frankfurt Stock Exchange           0.5606%
Deutsche Bank                   Frankfurt Stock Exchange           2.9121%
Compaigne Generale des Eaux     Paris Bourse                       1.5873%
Electrabel SA                   Brussels Stock Exchange            0.9164%
ELF Aquitaine                   Paris Bourse                       2.2060%
Elsevier NV                     Amsterdam Stock Exchange           0.7201%
Endesa SA                       SIBE                               1.7701%
ENI S.p.A.                      Milan Stock Exchange               3.5308%
Fiat S.p.A.                     Milan Stock Exchange               1.1444%
Fortis AG                       Brussels Stock Exchange            0.7991%
France Telecom                  Paris Bourse                       3.5521%
ING Groep NV                    Amsterdam Stock Exchange           3.6547%
Koninklijke PTT NV              Amsterdam Stock Exchange           1.5493%
LVMH Moet-Hennesey
  Louis Vuitton                 Paris Bourse                       1.1053%
L'Oreal                         Paris Bourse                       2.0964%
Mannesmann AG                   Frankfurt Stock Exchange           2.0166%
Metro AG                        Frankfurt Stock Exchange           0.6694%
Nokia Ab Oy A                   Helsinki Stock Exchange            1.7514%
Paribas                         Paris Bourse                       1.1962%
Petrofina SA                    Brussels Stock Exchange            0.5794%
Philips Electronics NV          Amsterdam Stock Exchange           1.7002%
Portugal Telecom SA             Lisbon                             0.6958%
Repsol SA                       SIBE                               1.0698%
Rhone Poulenc A                 Paris Bourse                       1.1238%
Royal Dutch Petroleum           Amsterdam Stock Exchange           7.9720%
RWE AG                          Frankfurt Stock Exchange           1.1024%
Schneider SA                    Paris Bourse                       0.7295%
Siemens AG                      Frankfurt Stock Exchange           2.3911%
Societe Generale                Paris Bourse                       1.3158%
Cie de St-Gobain                Paris Bourse                       0.9531%
Telecom Italia                  Milan Stock Exchange               2.9050%
Telefonica de Espana            SIBE                               2.9473%
Unilever NV                     Amsterdam Stock Exchange           3.0861%
Veba AG                         Frankfurt Stock Exchange           2.2675%

(Source: Stoxx Ltd.)

                                 The composition of the DJES50 is reviewed annually, and changes are implemented on the third Friday in September, using market data from the end of July as the basis for the review process. Changes in the composition of the DJES50 are made to ensure that the index includes those companies which, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the DJES50 are made entirely by STOXX Ltd. without consultation with the corporations represented in the DJES50 or the Company.
                                 The DJES50 is also reviewed on an ongoing basis, and change in the composition of the index may be necessary if there have been extraordinary events for one of the index companies (e.g. delisting, bankruptcy, merger, takeover etc.) In these cases, the event is taken into account as soon as it is effective. The component stocks of the DJES50 may be changed at any time for any reason. Neither STOXX Ltd. nor any of its founders is affiliated with the Company and has participated in any way in the creation of the Notes.

                                 The table below summarizes the adjustments to any component stock made for corporate actions and the effect of such adjustment on the base value, where "p" is the price of such component stock and "q" is the number of shares of such stock.

                                                                                                   Impact
                                                                                                     on
                                                                                                    base
    Events                                   Adjustment Factor                                      value
    ------                                   -----------------                                     ------

Special cash                                    p before dividend - dividend                       Decrease
dividend (from                    adj. for p =  ----------------------------
non-operating                                         p before dividend
income)

Stock Dividend &                                             1                                     None
Split (the same                   adj. for p =  ----------------------------
security)                                        1 + no. of new shares (%)

                                  adj. for q =   1 + no. of new shares (%)


Reverse Split                                                1                                     None
                                  adj. for p =  ----------------------------
                                                 1 - no. of new shares (%)

                                  adj. for q =   1 - no. of new shares (%)


Stock Dividend of a                              p before distribution - cash equivalent           Decrease
different company                 adj. for p =  ----------------------------------------
security                                             p before distribution

                                  cash equivalent = other sec.p  no. of distributed stocks (%)


Rights Offering                                          adj. p                                    Increase
                                  adj. for p = ----------------------------
                                                    last cum rights p

                                           last cum rights p + subscription p  rights (%)
                                  adj. p = ----------------------------------------------
                                                         1 + rights (%)

                                  adj. for q = 1 + rights (%)

                                  If the new shares have a dividend disadvantage, then the
                                  subscription price will be adjusted.


Combination:                                             adj. p                                    Increase
stock distribution                adj. for p = ----------------------------
(stock dividend or                                  last cum rights p
split) and rights
offering -- one                            last cum rights p + subscription p (1 + stock
action applicable to                                subscription (%))  rights (%)
other (if rights                  adj. p = ---------------------------------------------
applicable after                           (1 + stock distribution (%)) (1 + rights (%))
stock distribution)
                                  adj. for q = (1 + stock distribution (%)) (1 + rights (%))


Combination: stock                                       adj. p                                    Increase
distribution (stock               adj. for p = ----------------------------
dividend or split)                                  last cum rights p
and rights offering
-- one action
applicable to other                          last cum rights p - subscription p  rights (%)
(if stock                         adj. p =  -----------------------------------------------
distribution                                (1 + rights (%))  (1 + stock distribution (%))
applicable after
rights)                           adj. for q = (1 + stock distribution (%))(1 + rights (%))


Combination: stock                                        adj. p                                   Increase
distribution (stock               adj. for p = ----------------------------
dividend or split)                                  last cum rights p
and rights issues --
neither action is                            last cum rights p + subscription p  rights (%)
applicable to the                 adj. p =  -----------------------------------------------
other                                          (1 + rights (%) + stock distribution (%))

                                  adj. for q = (1 + stock distribution (%) + rights (%))


Spin-off                                        p before spinoff - cash equivalent                 Decrease
                                  adj. for p =  ----------------------------------
                                                         p before spinoff

                                  cash equivalent = spinoff stock p  no. of spinoff stocks (in %)


Repurchase shares-                                     p after tender                              Decrease
self tender                       adj. for p = ----------------------------
                                                      p before tender

                                  p after
                                              (p before tender) (no. of q before tender)
                                     tender =       (tender p  no. of tendered q)
                                              -------------------------------------------
                                              (no. of q before tender)  no. of tendered q


                                            no. of q after tender
                                  ad. q =  ----------------------
                                           no. of q before tender



                                 The Company or its affiliates may presently or from time to time engage in business with the publishers, owners, founders or creators of the Underlying Index or any of its successors or one or more of the issuers of the component stocks of the Underlying Index, including extending loans to, making equity investments in or providing advisory services, including merger and acquisition advisory services, to such publishers, their successors, founders or creators or to any of such issuers. In the course of such business with issuers, the Company or its affiliates may acquire non-public information with respect to such issuers. The Company may also act as market maker for the common stocks of such issuers. The Company does not make any representation to any purchaser of Notes with respect to any matters whatsoever relating to any of such publishers, their successors, founders or creators or to any of such issuers. Any prospective purchaser of Notes should undertake such an independent investigation of the issuers of the component stocks of the Underlying Index and with respect to the competency of its publisher to formulate and calculate the Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes. The composition of the Underlying Index does not reflect any investment or sell recommendations of the Company or its affiliates.

Historical Information........   The following table sets forth the high and
                                 low daily closing values, as well as
                                 end-of-quarter closing values, of the DJES50
                                 (price return) for each quarter in the period from January 1, 1993 through May 14, 1998.
                                 The historical values of the DJES50 should not be taken as an indication of future performance, and no assurance can be given as to the level of the DJES50 as of any Determination Date.

                                             Daily Closing Values In ECU
                                        -----------------------------------
                                          High         Low       Period End
                                        --------      -----      ----------
             1993
               1st Quarter......        1148.63      1014.66       1140.82
               2nd Quarter......        1161.96      1102.94       1157.58
               3rd Quarter......        1321.88      1144.93       1285.92
               4th Quarter......        1433.34      1287.49       1433.34
             1994
               1st Quarter......        1459.27      1347.84       1365.74
               2nd Quarter......        1441.33      1272.00       1284.60
               3rd Quarter......        1401.79      1286.05       1320.53
               4th Quarter......        1344.61      1268.62       1320.59
             1995
               1st Quarter......        1348.10      1274.57       1300.13
               2nd Quarter......        1400.60      1298.18       1362.52
               3rd Quarter......        1469.19      1362.52       1419.60
               4th Quarter......        1509.91      1367.15       1506.82
             1996
               1st Quarter......        1612.24      1507.65       1612.24
               2nd Quarter......        1691.04      1619.33       1665.90
               3rd Quarter......        1694.51      1563.32       1694.51
               4th Quarter......        1859.10      1693.99       1850.32
             1997
               1st Quarter......        2169.71      1824.52       2137.28
               2nd Quarter......        2438.38      2026.91       2398.41
               3rd Quarter......        2699.78      2407.58       2581.36
               4th Quarter......        2641.68      2241.21       2531.99
             1998
               1st Quarter......        3179.72      2466.81       3153.32
               2nd Quarter (through
                 May 14, 1998)..        3345.86      3061.04       3305.41

             (Source: DataStream)


Discontinuance of Underlying
  Index; Adjustments to
  Underlying Index.............  If the Underlying Index Publisher
                                 discontinues publication of the Underlying
                                 Index and the Underlying Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Underlying Index (such index being referred to herein as a "Successor Index"), then the Index Closing Value will be determined by reference to the value of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on the Determination Dates.

                                 Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to the Company and to the holders of the Notes within three Trading Days of such selection.

                                 If the Underlying Index Publisher
                                 discontinues publication of the Underlying
                                 Index prior to, and such discontinuance is continuing on, any of the Determination Dates and the Calculation Agent determines that no Successor Index is available at such time, then on each Determination Date until a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the Index Closing Value that would be used in computing the Supplemental Redemption Amount on each Determination Date. The Index Closing Value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Determination Date of each security most recently comprising the Underlying Index. The Calculation Agent will cause notice of each such Index Closing Value to be provided to the holders of the Notes on each succeeding Determination Date until and including March 30, 2002 (unless a Successor Index is prior thereto determined to be available). Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Index may adversely affect the value of the Notes.

                                 If at any time the method of calculating the Underlying Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Underlying Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Underlying Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in London on each Determination Date on which an Index Closing Value is to be calculated, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Underlying Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Supplemental Redemption Amount with reference to the Underlying Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Underlying Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Underlying Index such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Use of Proceeds and Hedging...   The net proceeds to be received by the
                                 Company from the sale of the Notes will be used for general corporate purposes and, in part, by the Company or one or more of its affiliates in connection with hedging the Company's obligations under the Notes, including hedging market risks associated with the Supplemental Redemption Amount.
                                 On or near the date of this Pricing
                                 Supplement, the Company, through its
                                 subsidiaries or others, hedged its
                                 anticipated exposure in connection with
                                 the Notes by taking positions in exchange-traded or over the counter options on the DJES50 or individual stocks included in the DJES50, futures contracts on the DJES50 and options on such futures contracts or any other instruments that it used in connection with such hedging. The
                                 Company, through its subsidiaries, is
                                 likely to modify its hedge position
                                 throughout the life of the Notes,
                                 including on the Determination Dates, by purchasing and selling such instruments.
                                 Although the Company has no reason to
                                 believe that its hedging activity will
                                 have a material impact on the price of
                                 such options, stocks, futures contracts, and options on futures contracts, there can be no assurance that the Company will not affect such prices as a result of its hedging activities. See also "Use of Proceeds" in the accompanying Prospectus.

License Agreements............   License Agreement for the DJES50

                                 STOXX Ltd. and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co., in exchange for a fee, of the right to use the DJES50, which is owned and published by STOXX, in connection with certain securities, including the Notes.

                                 The license agreement between STOXX and MS &
                                 Co. provides that the following language must be set forth in the Pricing Supplement:

                                 The Notes are not sponsored, endorsed, sold or promoted by STOXX or Dow Jones. Neither STOXX nor Dow Jones makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. The only relationship of STOXX to the Company is as the licensor of the Dow Jones Euro STOXX 50(TM) and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the Dow
                                 Jones STOXX(SM), the Dow Jones Euro STOXX(SM) and of certain trademarks, trade names and service marks of Dow Jones. The aforementioned Indexes are determined, composed and calculated by STOXX or Dow
                                 Jones, as the case may be, without regard to the Company or the Notes. Neither STOXX nor Dow Jones is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Neither STOXX nor Dow Jones has any obligation or liability in connection with the administration, marketing or trading of the Notes.

                                 NEITHER STOXX NOR DOW JONES GUARANTEES THE
                                 ACCURACY AND/OR THE COMPLETENESS OF THE
                                 INDEXES OR ANY DATA INCLUDED THEREIN AND
                                 NEITHER SHALL HAVE ANY LIABILITY FOR ANY
                                 ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.
                                 NEITHER STOXX NOR DOW JONES MAKES ANY
                                 WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS
                                 TO BE OBTAINED BY THE COMPANY, OWNERS OF THE
                                 NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND THE COMPANY.

                                 The Dow Jones Euro STOXX 50 is owned by STOXX Ltd. and is a service mark of Dow Jones & Company, Inc., and has been licensed for certain purposes by the Company. [Copyright] 1998 by STOXX Ltd. All rights reserved.

                                 The Dow Jones STOXX and the Dow Jones Euro
                                 STOXX are service marks of Dow Jones &
                                 Company, Inc., and have been licensed for certain purposes by the Company. [Copyright] 1998 by Dow Jones & Company, Inc. All rights reserved.

United States Federal Taxation   The investor should refer to the discussion
                                 under "United States Federal Taxation" in the accompanying Prospectus Supplement.